SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 28, 2004


Commission File Number: 0-7914


                        BASIC EARTH SCIENCE SYSTEMS, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                              84-0592823
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(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                         Identification Number)

1801 Broadway, Suite 620
Denver, Colorado                                                      80202-3835
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(Address of principal executive offices)                              (Zip Code)

                                 (303) 296-3076
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                   (Registrant telephone including area code)

Item 8.01. Other Events and Regulation FD Disclosure

On September 28, 2004 Basic Earth Science Systems, Inc. (Basic, or the Company) reported that it is installing casing in its Lynn #2 well in Williams County, North Dakota after terminating drilling operations in the Devonian Duperow formation and canceling plans to drill to the deeper Red River formation.

Additionally, the Company reported that the Lynn #1 well, drilled in May 2004, is currently flowing at a rate of approximately 120 barrels of oil per day. Also, the North Dakota Industrial Commission has approved an application to commingle production from both the existing Nisku completion and the deeper Duperow formation. The Duperow was previously tested and it is believed that this formation is capable of production rates similar to the Nisku.

Finally, Basic also reported that efforts to place its 3-D "Bright Spot" Yegua formation discovery in Wharton County, Texas on production are progressing as scheduled and the Company expects to begin selling gas by late next week.

Item 9.01. Exhibits

     (C) Exhibits.

         Exhibit No.           Description
         -----------           -----------

         99.1                  Press Release dated September 28, 2004


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        BASIC EARTH SCIENCE SYSTEMS, INC.


Date:  September 28, 2004               By: /s/ Ray Singleton
                                        ---------------------------

                                        Ray Singleton, President